MACOM Reports Fiscal Fourth Quarter and Fiscal Year 2023 Financial Results

LOWELL, MA, November 9, 2023 – MACOM Technology Solutions Holdings, Inc. (“MACOM”) (Nasdaq: MTSI), a leading supplier of semiconductor products, today announced its financial results for its fiscal fourth quarter and fiscal year ended September 29, 2023.
Fourth Quarter Fiscal Year 2023 GAAP Results
•Revenue was $150.4 million, a decrease of 15.6%, compared to $178.1 million in the previous year fiscal fourth quarter and an increase of 1.2% compared to $148.5 million in the prior fiscal quarter;
•Gross margin was 57.6%, compared to 60.9% in the previous year fiscal fourth quarter and 58.0% in the prior fiscal quarter;
•Income from operations was $15.6 million, or 10.4% of revenue, compared to income from operations of $37.0 million, or 20.8% of revenue, in the previous year fiscal fourth quarter and income from operations of $17.3 million, or 11.7% of revenue, in the prior fiscal quarter; and
•Net income was $24.5 million, or $0.34 per diluted share, compared to net income of $239.3 million, or $3.36 per diluted share, in the previous year fiscal fourth quarter and net income of $11.9 million, or $0.17 per diluted share, in the prior fiscal quarter. Net income for fiscal year 2022 includes a $202.8 million non-cash income tax benefit associated with the release of the valuation allowance on the majority of our deferred tax assets.

Fourth Quarter Fiscal Year 2023 Adjusted Non-GAAP Results
•Adjusted gross margin was 60.1%, compared to 62.6% in the previous year fiscal fourth quarter and 60.1% in the prior fiscal quarter;
•Adjusted income from operations was $37.2 million, or 24.7% of revenue, compared to adjusted income from operations of $56.9 million, or 32.0% of revenue, in the previous year fiscal fourth quarter and adjusted income from operations of $37.0 million, or 24.9% of revenue, in the prior fiscal quarter; and
•Adjusted net income was $40.1 million, or $0.56 per diluted share, compared to adjusted net income of $55.1 million, or $0.77 per diluted share, in the previous year fiscal fourth quarter and adjusted net income of $38.5 million, or $0.54 per diluted share, in the prior fiscal quarter.
Fiscal Year 2023 GAAP Results
•Revenue was $648.4 million, a decrease of 4.0%, compared to $675.2 million in fiscal year 2022;
•Gross margin was 59.5%, compared to 60.2% in fiscal year 2022;
•Income from operations was $107.4 million, compared to $132.7 million in fiscal year 2022; and
•Net income was $91.6 million, or $1.28 per diluted share, compared to a net income of $440.0 million, or $6.18 income per diluted share in fiscal year 2022. Net income for fiscal year 2022 includes a $118.2 million gain associated with the sale of an equity interest and a non-cash income tax benefit of $202.8 million associated with the release of the valuation allowance on the majority of our deferred tax assets.

Fiscal Year 2023 Adjusted Non-GAAP Results
•Adjusted gross margin was 61.3%, compared to 62.0% in fiscal year 2022;
•Adjusted income from operations was $189.6 million, or 29.2% of revenue, compared to $211.0 million, or 31.2% of adjusted revenue, in fiscal year 2022; and
•Adjusted net income was $193.3 million, or $2.70 per diluted share, compared to adjusted net income of $201.0 million, or $2.82 per diluted share in fiscal year 2022.
Management Commentary
“We believe focusing on the highest frequency, highest power and highest data rate applications will further strengthen our market position and results in fiscal year 2024,” said Stephen G. Daly, President and Chief Executive Officer.
Business Outlook
For the fiscal first quarter ending December 29, 2023, MACOM expects revenue to be in the range of $149 million to $153 million. Adjusted gross margin is expected to be between 59% and 61%, and adjusted earnings per diluted share is expected to be between $0.55 and $0.59 utilizing an anticipated non-GAAP income tax rate of 3% and 72.2 million fully diluted shares outstanding.
Conference Call
MACOM will host a conference call on Thursday, November 9, 2023 at 8:30 a.m. Eastern Time to discuss its fiscal fourth quarter and fiscal year 2023 financial results and business outlook. Investors and analysts may visit MACOM's Investor Relations website at https://ir.macom.com/events-webcasts to register for a user-specific access code for the live call or to access the live webcast. A replay of the call will be available within 24 hours and remain accessible by all interested parties for approximately 90 days.
About MACOM
MACOM designs and manufactures high-performance semiconductor products for the Telecommunications, Industrial and Defense and Data Center industries. MACOM services over 6,000 customers annually with a broad product portfolio that incorporates RF, Microwave, Analog and Mixed Signal and Optical semiconductor technologies. MACOM has achieved certification to the IATF16949 automotive standard, the AS9100D aerospace standard, the ISO9001 international quality standard and the ISO14001 environmental management standard. MACOM operates facilities across the United States, Europe, Asia and is headquartered in Lowell, Massachusetts.
Special Note Regarding Forward-Looking Statements
This press release and the associated earnings call contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include, among others, statements about MACOM’s strategic plans, priorities and long-term growth drivers, our ability to execute our long-term strategy, strengthen our position and drive market share gains and growth, our ability to better address certain markets, expand our capabilities and extend our product offerings through the acquisition of Linearizer Communications Group (“Linearizer Acquisition”), statements about the potential market and product expansion opportunities resulting from MACOM’s establishment of its European Semiconductor Center (“MESC”), the team’s capabilities and technology and expansion thereof and any potential financial benefits derived by and financial impact to MACOM from the Linearizer Acquisition or the OMMIC SAS asset acquisition and MESC establishment and the pending acquisition of the RF business of Wolfspeed, Inc., strength and competitiveness of new product introductions and technology portfolio expansion, including the anticipated rate of new product introductions, anticipated demand for our products, MACOM’s profitability, revenue targets, prospects and growth opportunities in our three primary markets, the potential impact to our business of an economic downturn or recession, anticipated financial and business improvements, the estimated financial results for our 2024 fiscal first quarter and the stated business outlook and future results of operations.
These forward-looking statements reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those indicated by the forward-looking statements, including our ability to develop new products and achieve market acceptance of those products; component shortages or other disruptions in our supply chain, including as a result of geopolitical unrest or otherwise; inflationary pressures; any failure to accurately anticipate demand for our products and effectively manage our inventory; our dependence on a limited number of customers; risks related to any weakening of economic conditions; our ability to compete effectively; and those other factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements speak only as of the date of this press release, and MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Discussion Regarding the Use of Historical and Forward-Looking Non-GAAP Financial Measures
In addition to United States Generally Accepted Accounting Principles (“GAAP”) reporting, MACOM provides investors with financial measures that have not been calculated in accordance with GAAP, such as: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP income from operations and operating margin, non-GAAP EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP income tax rate and non-GAAP interest (income) expense. In this release or elsewhere, we may alternatively refer to such non-GAAP measures as “adjusted” measures. This non-GAAP information excludes the effect, where applicable, of intangible amortization expense, share-based compensation expense, non-cash interest, acquisition and integration related costs, equity method investment gains and losses, debt extinguishment costs and the tax effect of each non-GAAP adjustment.
Management believes these excluded items are not reflective of our underlying performance and uses these non-GAAP financial measures to: evaluate our ongoing operating performance and compare it against prior periods, make operating decisions, forecast future periods, evaluate potential acquisitions, compare our operating performance against peer companies and assess certain compensation programs. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate the results of our ongoing operations and enable more meaningful period-to-period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. We have not provided a reconciliation with respect to any forward-looking non-GAAP financial data presented because we do not have and cannot reliably estimate certain key inputs required to calculate the most comparable GAAP financial data, such as future acquisition costs, the possibility and impact of any litigation costs, changes in our GAAP effective tax rate and impairment charges. We believe these unknown inputs are likely to have a significant impact on any estimate of the comparable GAAP financial data.
Investors are cautioned against placing undue reliance on non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Additional information and management’s assessment regarding why certain items are excluded from our non-GAAP measures are summarized below:
Amortization Expense – is related to acquired intangible assets which are based upon valuation methodologies, and are generally amortized over the expected life of the intangible asset at the time of acquisition, which may result in amortization amounts that vary over time. This non-cash expense is not considered by management in making operating decisions.
Share-Based Compensation Expense – includes share-based compensation expense for awards that are equity and liability classified on our balance sheet and the related employer tax expense at vesting. Share-based compensation expense is partially outside of our control due to factors such as stock price volatility and interest rates, which may be unrelated to our operating performance during the period in which the expense is incurred. It is an expense based upon valuation methodologies and assumptions that vary over time, and the amount of the expense can vary significantly between companies. Share-based compensation expense amounts are not considered by management in making operating decisions.
Non-cash Interest, Net – includes amounts associated with the amortization of certain fees associated with the establishment or amendment of our term loans and convertible notes that are being amortized over the life of the agreements. We believe these amounts are non-cash in nature, are not correlated to future business operations and do not reflect our ongoing operations.
Acquisition and Integration Related Costs - includes items such as professional fees and other costs incurred in connection with acquisitions and integration specific activities which are not expected to have a continuing contribution to operations and the amortization of the fair market step-up value of acquired inventory and fixed assets. We believe the exclusion of these items is useful in providing management a basis to evaluate ongoing operating activities and strategic decision making.
Equity Method Investment Gain, net – primarily includes non-cash gains and losses associated with a non-marketable equity investment we had and the $118.2 million cash gain on the sale of this investment in December 2021. We believe these items are not correlated to future business operations and including such amounts does not reflect our ongoing operations.
Debt Extinguishment Costs – includes the write-off of unamortized deferred financing costs and professional fees associated with the paydown of our term loans. We believe these non-cash amounts are not correlated to future business operations and do no reflect our ongoing operations.
Tax Effect of Non-GAAP Adjustments – includes adjustments to arrive at an estimate of our non-GAAP income tax rate associated with our non-GAAP income over a period of time. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors including our historical and forecast earnings by jurisdiction, discrete items, cash taxes paid in relation to our non-GAAP net income before income taxes and our ability to realize tax assets. We generally assess this non-GAAP income tax rate quarterly and have utilized 3% for fiscal year 2023 and for our second, third and fourth quarters of fiscal year 2022 and 5% for our first quarter of fiscal year 2022. Our historical effective income tax rate under GAAP has varied significantly from our non-GAAP income tax rate due primarily to gains or losses associated with our equity method investment in a private business, income taxed in foreign jurisdictions at generally lower tax rates, research and development tax credits and acquisition expenses. We believe it is beneficial for management to review our non-GAAP income tax rate on a consistent basis over periods of time. Items such as those noted above may have a significant impact on our GAAP income tax expense and associated effective tax rate over time.
Adjusted EBITDA – is a calculation that adds depreciation expense to our adjusted income from operations. Management reviews and utilizes this measure for operational analysis purposes. We believe competitors and others in the financial industry also utilize this measure for analysis purposes.

* * *
Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President, Strategic Initiatives and Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 29, 2023	June 30, 2023	September 30, 2022	September 29, 2023	September 30, 2022

Revenue	$150,375	$148,522	$178,143	$648,407	$675,170
Cost of revenue	63,749	62,396	69,636	262,610	268,989
Gross profit	86,626	86,126	108,507	385,797	406,181
Operating expenses:
Research and development	37,508	36,668	39,678	148,545	148,228
Selling, general and administrative	33,511	32,152	31,798	129,852	125,279
Total operating expenses	71,019	68,820	71,476	278,397	273,507
Income from operations	15,607	17,306	37,031	107,400	132,674
Other income (expense):
Interest income (expense), net	3,843	2,344	(372)	8,423	(4,300)
Other (expense) income, net	(458)	(29)	(120)	(665)	114,746
Total other income (expense)	3,385	2,315	(492)	7,758	110,446
Income before income taxes	18,992	19,621	36,539	115,158	243,120
Income tax expense (benefit)	(5,458)	7,768	(202,797)	23,581	(196,835)
Net income	$24,450	$11,853	$239,336	$91,577	$439,955

Net income per share:
Income per share - Basic	$0.34	$0.17	$3.42	$1.29	$6.30
Income per share - Diluted	$0.34	$0.17	$3.36	$1.28	$6.18
Weighted average common shares:
Shares - Basic	70,988	70,937	69,998	70,801	69,783
Shares - Diluted	71,828	71,408	71,274	71,503	71,166

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 29, 2023	September 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$173,952	$119,952
Short-term investments	340,574	466,580
Accounts receivable, net	91,253	101,551
Inventories	136,300	114,960
Prepaid and other current assets	19,114	10,040
Total current assets	761,193	813,083
Property and equipment, net	149,496	123,701
Goodwill and intangible assets, net	390,392	362,671
Deferred income taxes	218,107	237,415
Other long-term assets	34,056	34,947
Total assets	$1,553,244	$1,571,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$1,162	$1,006
Accounts payable	24,966	30,733
Accrued liabilities	57,397	65,475
Total current liabilities	83,525	97,214
Finance lease obligations, less current portion	31,776	27,032
Financing obligation	9,307	9,544
Long-term debt obligations	447,134	565,920
Other long-term liabilities	33,902	29,359
Total liabilities	605,644	729,069
Stockholders’ equity	947,600	842,748
Total liabilities and stockholders’ equity	$1,553,244	$1,571,817

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Twelve Months Ended
	September 29, 2023	September 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,577	$439,955
Depreciation and intangible asset amortization	52,153	57,229
Share-based compensation	38,103	41,185
Gain on equity method investment, net	—	(114,908)
Deferred income taxes	19,798	(200,431)
Other adjustments, net	(6,948)	644
Accounts receivable	12,253	(16,981)
Inventories	(10,570)	(32,261)
Accrued and other liabilities	(21,315)	(5,643)
Change in other operating assets and liabilities	(8,134)	8,193
Net cash provided by operating activities	166,917	176,982
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net	(87,692)	—
Proceeds from sale of equity method investment	—	127,750
Sales, purchases and maturities of investments	140,727	(284,121)
Purchases of property and equipment	(24,699)	(26,513)
Proceeds from sale of assets	8,005	23
Net cash provided by (used in) investing activities	36,341	(182,861)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt	(120,766)	—
Payments on finance leases and other	(1,209)	(957)
Proceeds from stock option exercises and employee stock purchases	5,574	8,052
Repurchase of common stock - tax withholdings on equity awards	(32,619)	(36,003)
Net cash used in financing activities	(149,020)	(28,908)
Foreign currency effect on cash	(238)	(1,798)
NET CHANGE IN CASH AND CASH EQUIVALENTS	54,000	(36,585)
CASH AND CASH EQUIVALENTS — Beginning of period	119,952	156,537
CASH AND CASH EQUIVALENTS — End of period	$173,952	$119,952

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$86,626	57.6	$86,126	58.0	$108,507	60.9	$385,797	59.5	$406,181	60.2
Amortization expense	1,341	0.9	1,131	0.8	1,778	1.0	4,369	0.7	7,839	1.2
Share-based compensation expense	1,389	0.9	1,180	0.8	1,166	0.7	5,304	0.8	4,597	0.7
Acquisition and integration related costs	981	0.7	760	0.5	—	—	1,962	0.3	—	—
Adjusted gross profit (Non-GAAP)	$90,337	60.1	$89,197	60.1	$111,451	62.6	$397,432	61.3	$418,617	62.0

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Operating expenses - GAAP	$71,019	47.2	$68,820	46.3	$71,476	40.1	$278,397	42.9	$273,507	40.5
Amortization expense	(6,092)	(4.1)	(5,976)	(4.0)	(6,258)	(3.5)	(23,735)	(3.7)	(25,592)	(3.8)
Share-based compensation expense	(9,180)	(6.1)	(7,538)	(5.1)	(10,692)	(6.0)	(38,285)	(5.9)	(40,276)	(6.0)
Acquisition and integration related costs	(2,462)	(1.6)	(3,095)	(2.1)	—	—	(8,379)	(1.3)	—	—
Debt extinguishment costs	(143)	(0.1)	—	—	—	—	(143)	—	—	—
Adjusted operating expenses (Non-GAAP)	$53,142	35.3	$52,211	35.2	$54,526	30.6	$207,855	32.1	$207,639	30.8

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Income from operations - GAAP	$15,607	10.4	$17,306	11.7	$37,031	20.8	$107,400	16.6	$132,674	19.7
Amortization expense	7,433	4.9	7,107	4.8	8,036	4.5	28,104	4.3	33,431	5.0
Share-based compensation expense	10,569	7.0	8,718	5.9	11,859	6.7	43,589	6.7	44,873	6.6
Acquisition and integration related costs	3,443	2.3	3,855	2.6	—	—	10,341	1.6	—	—
Debt extinguishment costs	143	0.1	—	—	—	—	143	—	—	—
Adjusted income from operations (Non-GAAP)	$37,195	24.7	$36,986	24.9	$56,926	32.0	$189,577	29.2	$210,978	31.2

Depreciation expense	6,218	4.1	5,827	3.9	6,141	3.4	23,846	3.7	23,798	3.5
Adjusted EBITDA (Non-GAAP)	$43,413	28.9	$42,813	28.8	$63,067	35.4	$213,423	32.9	$234,776	34.8

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Net income - GAAP	$24,450	16.3	$11,853	8.0	$239,336	134.4	$91,577	14.1	$439,955	65.2
Amortization expense	7,433	4.9	7,107	4.8	8,036	4.5	28,104	4.3	33,431	5.0
Share-based compensation expense	10,569	7.0	8,718	5.9	11,859	6.7	43,589	6.7	44,873	6.6
Non-cash interest, net	328	0.2	412	0.3	412	0.2	1,563	0.2	1,692	0.3
Acquisition and integration related costs	3,443	2.3	3,855	2.6	—	—	10,341	1.6	—	—
Equity method investment gain, net	—	—	—	—	—	—	—	—	(114,908)	(17.0)
Debt extinguishment costs	560	0.4	—	—	—	—	560	0.1	—	—
Tax effect of non-GAAP adjustments	(6,698)	(4.5)	6,576	4.4	(204,503)	(114.8)	17,601	2.7	(204,037)	(30.2)
Adjusted net income (Non-GAAP)	$40,085	26.7	$38,521	25.9	$55,140	31.0	$193,335	29.8	$201,006	29.8

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share	Net income	Income per diluted share
Net income - GAAP diluted	$24,450	$0.34	$11,853	$0.17	$239,336	$3.36	$91,577	$1.28	$439,955	$6.18

Adjusted net income (Non-GAAP)	$40,085	$0.56	$38,521	$0.54	$55,140	$0.77	$193,335	$2.70	$201,006	$2.82

	Three Months Ended						Twelve Months Ended
	September 29, 2023		June 30, 2023		September 30, 2022		September 29, 2023		September 30, 2022
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Interest (income) expense, net - GAAP	$(3,843)	(2.6)	$(2,344)	(1.6)	$372	0.2	$(8,423)	(1.3)	$4,300	0.6
Non-cash interest expense	(328)	(0.2)	(412)	(0.3)	(412)	(0.2)	(1,563)	(0.2)	(1,692)	(0.3)
Adjusted interest (income) expense (Non-GAAP)	$(4,171)	(2.8)	$(2,756)	(1.9)	$(40)	—	$(9,986)	(1.5)	$2,608	0.4